                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                                CANNELTON, INC.


     I certify that the following Amended and Restated Bylaws, consisting of four pages, each of which I have initialed for identification, are the Bylaws adopted by the sole Shareholder of CANNELTON, INC. (the "Corporation") by a Written Action by Sole Shareholder in Lieu of Meeting, dated _________________, 1998.


                              /s/ KEN MEADOWS
                              _________________________________________
                              Ken Meadows, Secretary

                          AMENDED AND RESTATED BYLAWS

                                      OF

                                CANNELTON, INC.


                                   SECTION 1

                           Meetings of Shareholders
                           ------------------------

     1.1 The annual meeting of the shareholders of the Corporation shall be held at the time and date to be set by the Board of Directors of the Corporation.

     1.2 The annual meeting of the shareholders shall be held at a place designated by the Board of Directors or, if the Board of Directors does not designate a place, then at a place designated by the Secretary or, if the Secretary does not designate a place, at the Corporation's principal business office.

     1.3 Special meetings of the shareholders shall be held at a place designated by the Board of Directors if the special meeting is called by the Board of Directors. If the special meeting is not called by the Board of Directors, the meeting shall be held at the Corporation's principal business office.

                                   SECTION 2

                              Board of Directors
                              ------------------

     2.1 The exact number of directors may be fixed, increased or decreased from time to time by a resolution adopted by the vote of the shareholders who
(i) are present in person or by proxy at a meeting held to elect directors and
(ii) have a majority of the voting power of the shares represented at such meeting and entitled to vote in the election.
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     2.2  Meetings of the Board of Directors may be called by the President or by any director.

     2.3 Unless waived as permitted by the Delaware General Corporation Law, notice of the time, place and purpose of each meeting of the directors shall be either (i) telephoned or personally delivered to each director at least forty-eight hours before the time of the meeting or (ii) mailed to each director at his last known address at least ninety-six hours before the time of the meeting.

                                   SECTION 3

                                   Officers
                                   --------

     3.1 The Corporation shall have a President, a Vice President, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Corporation may also have such assistant officers as the Board of Directors may deem necessary, all of whom shall be elected by the Board of Directors or chosen by an officer or officers designated by it.

     3.2  The President shall

          (a) Have general charge and authority over the business of the Corporation subject to the direction of the Board of Directors,

          (b) Have authority to preside at all meetings of the shareholders and of the Board of Directors,

          (c) Have authority acting alone, except as otherwise directed by the Board of Directors, to sign and deliver any document on behalf of the Corporation, and

          (d) Have such other powers and duties as the Board of Directors may assign to him.

     3.3  The Secretary shall

          (a) Issue notices of all meetings for which notice is required to be given,

          (b) Keep the minutes of all meetings and have charge of the corporate record books, and

          (c) Have such other duties and powers as the Board of Directors or the President may assign to him.

     3.4  The Treasurer shall

          (a)  Have the custody of all funds and securities of the Corporation,

          (b) Keep adequate and correct accounts of the Corporation's affairs and transactions, and

          (c) Have such other duties and powers as the Board of Directors or the President may assign to him.

     3.5 Other officers and agents of the Corporation shall have such authority and perform such duties in the management of the Corporation as the Board of Directors or the President may assign to them.

                                   SECTION 4

                           Certificates and Transfer
                           -------------------------

     4.1 Shares of the Corporation shall be represented by certificates in such form as shall from time to time be prescribed by the President.

     4.2 Transfer of shares shall be made only on the stock transfer books of the Corporation.

                                   SECTION 5

                                  Amendments
                                  ----------
     These bylaws may be altered, amended, repealed or restated by a majority of the directors of the Corporation.


                                  Prepared by
                          BROWN, TODD & HEYBURN PLLC
                        2700 Lexington Financial Center
                          Lexington, Kentucky  40507